As filed with the Securities and Exchange Commission on April 8, 1998
                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         TRIANGLE PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                                   56-1930728
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

                                ----------------

4 University Place, 4611 University Drive, Durham, North Carolina, 27707 (919) 493-5980

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              David W. Barry, M.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         TRIANGLE PHARMACEUTICALS, INC.
4 University Place, 4611 University Drive, Durham, North Carolina, 27707 (919) 493-5980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                                   COPIES TO:

          John A. Denniston, Esq.                        Michael Lytton, Esq.
             John R. Cook, Esq.                        William T. Whelan, Esq.
           Lance S. Kurata, Esq.                       James T. Barrett, Esq.
      BROBECK, PHLEGER & HARRISON LLP                    PALMER & DODGE LLP
       550 West C Street, Suite 1300                      One Beacon Street
        San Diego, California 92101                  Boston, Massachusetts 02108
              (619) 234-1966                               (617) 573-0100

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
/ /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-47627

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


                                                  CALCULATION OF REGISTRATION FEE

------------------------------------------- ------------------ ---------------- ------------------- -----------------
                                                                  Proposed          Proposed
          Title of Each Class of                 Amount            Maximum           Maximum           Amount of
       Securities to be Registered                to be        Offering Price       Aggregate         Registration
                                              Registered(1)     Per Share(2)     Offering Price(2)         Fee
------------------------------------------- ------------------ ---------------- ------------------- -----------------

Common Stock, $0.001 par value per share     575,000 shares        $15.81           $9,090,750         $2,682
=========================================== ================== ================ =================== =================

(1) Includes 75,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

===============================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 . This Registration Statement filed under the Securities Act of 1933, as amended, by Triangle Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-47627) relating to the offering of up to 3,450,000 Shares of Common Stock of the Company filed on March 10, 1998.

                                  CERTIFICATION

 . The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $2,682 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on April 9, 1998); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on April 9, 1998.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 8th day of April, 1998.

                              TRIANGLE PHARMACEUTICALS INC.


                              By:  /s/ James A. Klein, Jr.
                                 --------------------------------
                                    James A. Klein, Jr.
                                    CHIEF FINANCIAL OFFICER AND TREASURER

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                               TITLE                                 DATE
                     *                                        Chairman of the Board and                 April 8, 1998
----------------------------------------                       Chief Executive Officer
            (David W. Barry)                                (Principal Executive Officer)

        /s/ James A. Klein, Jr.                         Chief Financial Officer and Treasurer           April 8, 1998
----------------------------------------            (Principal Financial and Accounting Officer)
          (James A. Klein, Jr.)

                     *                             Director, President and Chief Operating Officer      April 8, 1998
----------------------------------------
            (M. Nixon Ellis)

                     *                                                Director                          April 8, 1998
----------------------------------------
           (Anthony B. Evnin)

                     *                                                Director                          April 8, 1998
----------------------------------------
          (Standish M. Fleming)

                     *                                                Director                          April 8, 1998
----------------------------------------
           (Karl Y. Hostetler)

                     *                                                Director                          April 8, 1998
----------------------------------------
            (George McFadden)

                     *                                                Director                          April 8, 1998
----------------------------------------
           (Peter McPartland)

 /s/ James A. Klein, Jr.
----------------------------------------
(James A. Klein, Jr., attorney-in-fact)


                                  EXHIBIT INDEX

Exhibit
NO.                                  DESCRIPTION

  5.1 Opinion of Brobeck, Phleger & Harrison LLP with respect to the securities being registered.
 23.1     Consent of Price Waterhouse LLP, Independent Accountants.
 23.2     Consent of KPMG Peat Marwick LLP, Independent Auditors.
 23.3 Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
 23.4     Consent of King & Spalding.
 23.5     Consent of Dennis B. Gillings.
+24.1     Power of Attorney.

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+         Incorporated by reference to page II-4 of the Company's Registration
          Statement on Form S-3 (No. 333-47627) filed on March 10, 1998.